UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On July 3, 2024, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with Streeterville Capital, LLC (“Streeterville”) pursuant to which the Company has the right to sell to Streeterville up to $10.0 million of Common Stock (“Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. The term of the SEPA is a period of 24 months from the date of entry into the definitive documents. The Company also entered into a Registration Rights Agreement with Streeterville pursuant to which it will register the resale of shares of Common Stock that may be issued to Streeterville pursuant to the SEPA. Sales of the shares of Common Stock to Streeterville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Streeterville under the SEPA.

Upon the satisfaction of the conditions to Streeterville’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the Securities and Exchange Commission, the Company will have the right, but not the obligation, from time to time at its discretion, to direct Streeterville to purchase a specified number of shares of Common Stock (an “Advance”) by delivering written notice to Streeterville (an “Advance Notice”). Each Advance is limited to the lower of (i) an amount equal to 100% of the aggregate daily trading volume during the three (3) consecutive trading days immediately preceding an Advance Notice, or (ii) 4.99% of the shares issued and outstanding of Common Stock.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price equal to 95% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Streeterville. “VWAP” is defined as the daily volume weighted average price of the shares of Common Stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

Under applicable Nasdaq rules and the terms of the SEPA, in no event may the Company issue to Streeterville under the SEPA shares of Common Stock equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Streeterville for all of the shares of Common Stock that the Company directs Streeterville to purchase from the Company pursuant to the SEPA, if any, equals or exceeds the lower of (a) the official closing price of the Common Stock on Nasdaq immediately preceding the execution of the SEPA or (b) the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the SEPA, adjusted as required by Nasdaq. Moreover, the Company may not issue or sell any shares of Common Stock to Streeterville under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by Streeterville and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Streeterville beneficially owning more than 19.99% of the outstanding shares of Common Stock. The Company is seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of our Common Stock outstanding immediately prior to the SEPA at an exercise price less than the Minimum Price in connection with the SEPA.

Actual sales of shares of Common Stock to Streeterville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for our business and operations. The Company will use 10% of the proceeds associated with each Advance to redeem the outstanding Series A Preferred Stock held by Streeterville.

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The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which the Company shall have made full issuances of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Streeterville, provided that there are no outstanding Advance Notices for which shares of Common Stock need to be issued.

As consideration for Streeterville’s commitment to purchase the shares of Common Stock pursuant the SEPA, the Company paid Streeterville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee equal to 1% of the Commitment Amount, to be paid within three trading days of entering into the SEPA.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which Common Stock is sold. The Company expects that proceeds received from such sales will be used primarily for working capital and general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Standby Equity Purchase Agreement, dated July 3, 2024
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: July 10, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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